UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2005

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In September 2005, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) adopted, subject to stockholder approval, amendments to the Company’s 2000 Directors’ Option Plan (the “2000 Directors’ Plan”). At the Special Meeting of Stockholders of the Company held on November 10, 2005 (the “Special Meeting”), the Company’s stockholders approved the amended and restated 2000 Directors’ Plan. The primary results of approval of the amendments to the 2000 Directors’ Plan are to (1) increase the number of shares reserved for issuance thereunder by 750,000 shares, (2) provide that all options granted under the 2000 Directors’ Plan after November 10, 2005 will have a maximum term of six years, (3) limit the number of shares that may be issued under the 2000 Directors’ Plan as restricted stock and (4) prohibit repricing of options, including by way of an exchange for another option, unless stockholder approval is obtained.

A copy of the 2000 Directors’ Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

In September 2005, the Board adopted, subject to stockholder approval, the Company’s 2006 Employee Stock Plan (the “2006 Plan”). At the Special Meeting, the Company’s stockholders approved the 2006 Plan. The 2006 Plan, which will become effective on March 21, 2006, permits the grant of stock options to employees of the Company. A summary of the terms of the 2006 Plan can be found in the Company’s proxy statement for the Special Meeting filed with the Securities and Exchange Commission on September 27, 2005.

A copy of the 2006 Plan is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Autodesk, Inc. 2000 Directors’ Option Plan, as amended and restated.

10.2	Autodesk, Inc. 2006 Employee Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ ALFRED J. CASTINO
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: November 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Autodesk, Inc. 2000 Directors’ Option Plan, as amended and restated.

10.2	Autodesk, Inc. 2006 Employee Stock Plan.